UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - JANUARY 22, 2008

ATM FINANCIAL CORP.
(Exact name of Registrant as specified in its charter)

NEVADA	333-103647	98-0393197
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

3960 Howard Hughes Parkway, 5th Floor Las Vegas, Nevada 89169
(Address of principal executive offices)

702-990-3613
(Registrant's telephone number, including area code)

2533 North Carson Street Carson City, Nevada 89706
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Explanatory Note:

ATM Financial Corp. (the “Company”) is filing this amendment (this “Amendment”) to the Current Report on Form 8-K that was filed with the Securities and Exchange Commission on January 23, 2008 (the “Original Form 8-K”) to clarify statements made in the Original Form 8-K, in particular regarding the dates associated with certain actions to be taken by the Company. This Amendment amends and restates the Original Form 8-K in its entirety.

Item 8.01:	Other Events.

Payment of Stock Dividend

On January 22, 2008, the Company’s Board of Directors declared the payment of a stock dividend, approving the payment of such dividend to all of the stockholders of record of the Company as of the record date of February 4, 2008. Such stock dividend will be paid on February 5, 2008. The ex-dividend date will be February 6, 2008. Each stockholder of the Company will be entitled to receive six (6.0) additional shares of the Company’s common stock for each one (1) share of the Company’s common stock which they hold as of the record date. Holders of fractions of shares of the Company’s common stock will receive a proportional number of shares rounded to the nearest whole share. In connection with this stock dividend, the ownership of stockholders possessing 5,730,700 shares of the Company’s Common Stock will be thereby be increased to 40,114,900 shares of common stock.

Change of Address

Effective as of December 22, 2008, the Company’s new mailing address is 3960 Howard Hughes Parkway, 5th Floor, Las Vegas, Nevada 89169. The Company’s new telephone number is 702-990-3613.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ATM FINANCIAL CORP.

By:	/s/ Viktoria Vynnyk
Name: Viktoria Vynnyk Title: President and CFO

Date:  February 4, 2008